SALEM COMMUNICATIONS ANNOUNCES INCREASE IN FIRST QUARTER 2014 TOTAL REVENUE OF 12.1% TO $62.3 MILLION

CAMARILLO, CA May 6, 2014 – Salem Communications Corporation (Nasdaq: SALM) released its results for the three months ended March 31, 2014.

First Quarter 2014 Highlights

•

Acquired the businesses of Eagle Publishing on January 10, 2014

•

Total revenue increased 12.1%

•

Internet and e-commerce revenue increased 32.9% and Internet and e-commerce operating income increased 7.6%

•

Publishing revenue increased 44.4%

First Quarter 2014 Results

For the quarter ended March 31, 2014 compared to the quarter ended March 31, 2013:

Consolidated

•

Total revenue increased 12.1% to $62.3 million from $55.6 million;

•

Total operating expenses increased 16.2% to $57.0 million from $49.0 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense and changes in the estimated fair value of contingent earn-out consideration increased 16.9% to $56.4 million from $48.2 million;

•

Operating income decreased 19.0% to $5.3 million from $6.6 million;

•

Net income increased to $0.4 million, or $0.02 net income per diluted share, from a net loss of $18.6 million, or $0.75 net loss per share, in the prior year;

•

EBITDA (1) increased to $10.1 million from a loss of $17.3 million; and

•

Adjusted EBITDA (1) decreased 4.3% to $10.7 million from $11.2 million.

Broadcast

•

Net broadcast revenue increased 5.4% to $45.6 million from $43.2 million;

•

Station operating income (“SOI”) (1) increased 5.2% to $14.4 million from $13.7 million;

•

Same station net broadcast revenue increased 5.2% to $45.4 million from $43.2 million;

•

Same station SOI increased 5.2% to $14.5 million from $13.8 million; and

•

Same station SOI margin remained consistent at 31.8%.

Internet

•

Internet and e-commerce revenue increased 32.9% to $12.9 million from $9.7 million; and

•

Internet and e-commerce operating income (1) increased 7.6% to $3.1 million from $2.9 million.

Publishing

•

Publishing revenue increased 44.4% to $3.8 million from $2.7 million; and

•

Publishing operating loss (1) increased to $0.6 million from $0.4 million.

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Included in the results for the quarter ended March 31, 2014 are:

•

A $0.1 million gain ($0.1 million, net of tax) includes a $0.1 million pre-tax gain of insurance proceeds for damages associated with one of our stations and various fixed asset and equipment disposals; and

•

A $0.6 million non-cash compensation charge ($0.4 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.4 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Internet operating expenses.

Included in the results for the quarter ended March 31, 2013 are:

•

A $27.7 million loss ($16.6 million, net of tax, or $0.68 per share) on early retirement of long-term debt due to the redemption of $212.6 million of the 95/8% senior secured second lien notes due in 2016 and the termination of existing bank debt; and

•

A $0.8 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options and restricted stock consisting of:

o

$0.5 million non-cash compensation included in corporate expenses;

o

$0.2 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Internet operating expenses.

Per share numbers are calculated based on 25,881,811 diluted weighted average shares for the quarter ended March 31, 2014, and 24,632,431 diluted weighted average shares for the quarter ended March 31, 2013.

Balance Sheet

As of March 31, 2014, the company had $289.0 million outstanding on the Term Loan B and $2.3 million on the revolver.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.52 versus a compliance covenant of 6.50.

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Cash Distribution

On March 6, 2014, we announced a quarterly distribution in the amount of $0.0575 per share on Class A and Class B common stock.  The quarterly distribution of $1.4 million was paid on March 31, 2014 to all Class A and Class B common stockholders of record as of March 17, 2014.

Acquisitions and Divestitures

The following transactions were completed since January 1, 2014:

•

On February 7, 2014, we completed the acquisition of radio stations KDIS-FM, Little Rock, Arkansas and KRDY-AM, San Antonio, Texas for $2.0 million in cash.

•

On January 10, 2014, we acquired the businesses of Eagle Publishing, including Regnery Publishing, HumanEvents.com, Redstate.com, Eagle Financial Publications and Eagle Wellness, for $8.5 million of which $3.5 million in cash was paid at closing, $2.5 million is payable in January 2015 and $2.5 million is payable in January 2016. We paid an additional $0.4 million of costs upon closing associated with liabilities incurred by the seller. Up to an additional $8.5 million of contingent earn-out consideration can be paid over the next three years based on the achievement of certain revenue benchmarks established for calendar years 2014, 2015 and 2016.

Conference Call Information

Salem will host a teleconference to discuss its results on May 6, 2014 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-4900, passcode 6906826 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through May 20, 2014 and can be heard by dialing (719) 457-0820, passcode 6906826 or on the investor relations portion of the company’s website, located at www.salem.cc.

Second Quarter 2014 Outlook

For the second quarter of 2014, the company is projecting total revenue to increase 13% to 15% over the second quarter 2013 total revenue of $60.1 million.  The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, impairments, change in estimated fair value of contingent earn-out consideration and stock-based compensation expense to increase 16% to 19% as compared to the second quarter of 2013 operating expenses of $49.7 million.  Without the acquisition of Eagle, we would be projecting our revenue to increase 5% to 7% and our expenses to increase 6% to 9%.

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About Salem Communications

Salem Communications Corporation is America’s leading Christian and conservative multi-media corporation, with media properties comprising radio, book publishing, and digital media.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programing focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programing.  Salem owns and operates 103 local radio stations, with 62 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Janet Mefferd.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Michelle Malkin and Mark Steyn.

Salem Web Network (“SWN”) is a powerful source of Christian and conservative themed news, analysis, and commentary.  SWN sites include: Christianity.com, Crosswalk.com, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative blogosphere’s most influential brands, SWN political sites include Townhall.com, HotAir.com, Twitchy.com, Human Events.com and Red State.com.

Salem Publishing™ circulates Christian and conservative magazines including Homecoming, YouthWorker Journal, The Singing News, Preaching and Townhall Magazine. Xulon Press™ is a provider of self-publishing services targeting the Christian audience.

Salem Communications also owns Eagle Financial Publications and Eagle Wellness. Eagle Financial Publications provide market analysis and specific investment advice for individual investors from seasoned financial experts Mark Skousen, Nicholas Vardy, Chris Versace and Doug Fabian. Eagle Wellness provides practical health advice and is a trusted source for nutritional supplements from one of the country's leading complementary health physicians.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@salem.cc

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Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Internet and e-commerce operating income is defined as Internet revenue minus Internet operating expenses.  Publishing operating income is defined as publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets, change in estimated fair value of contingent earn-out consideration and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

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Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended
	March 31,
	2013	2014

Net broadcast revenue	$43,247	$45,576
Net Internet and e-commerce revenue	9,716	12,910
Net publishing revenue	2,665	3,847
Total revenue	55,628	62,333
Operating expenses:
Broadcast operating expenses	29,567	31,189
Internet operating expenses	6,841	9,817
Publishing operating expenses	3,023	4,419
Corporate expenses	5,796	6,830
Change in the estimated fair value of contingent earn-out consideration	―	127
Depreciation and amortization	3,815	4,737
(Gain) loss on the sale or disposal of assets	4	(117)
Total operating expenses	49,046	57,002
Operating income from continuing operations	6,582	5,331
Other income (expense):
Interest income	21	15
Interest expense	(5,723)	(3,779)
Change in the fair value of interest rate swap	(429)	(1,096)
Loss on early retirement of long-term debt	(27,721)	(8)
Net miscellaneous income and expenses	6	66
Income (loss) from continuing operations before income taxes	(27,264)	529
Provision for (benefit from) income taxes	(8,682)	98
Income (loss) from continuing operations	(18,582)	431
Loss from discontinued operations, net of tax	(11)	―
Net income (loss)	$(18,593)	$431

Basic income (loss) per share before discontinued operations	$(0.75)	$0.02
Income (loss) per share from discontinued operations, net of tax	―	―
Basic income (loss) per share after discontinued operations	$(0.75)	$0.02
Diluted income (loss) per share before discontinued operations	$(0.75)	$0.02
Income (loss) per share from discontinued operations, net of tax	―	―
Diluted income (loss) per share after discontinued operations	$(0.75)	$0.02
Dividends per share	$0.05	$0.06

Basic weighted average shares outstanding	24,632,431	25,064,982
Diluted weighted average shares outstanding	24,632,431	25,881,811

Other data:
Station operating income	$13,680	$14,387
Station operating margin	31.6%	31.6%

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Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2013	March 31, 2014

Assets
Cash	$65	$278
Trade accounts receivable, net	37,627	36,021
Deferred income taxes	6,876	6,876
Other current assets	6,477	10,001
Property, plant and equipment, net	98,928	99,639
Intangible assets, net	413,871	426,080
Interest rate swaps	3,177	2,081
Deferred financing costs	4,130	3,962
Other assets	3,962	4,009
Total assets	$575,113	$588,947

Liabilities and Stockholders’ Equity
Current liabilities	$31,782	$40,571
Long-term debt and capital lease obligations	287,672	288,445
Deferred income taxes	43,457	43,429
Other liabilities	10,417	14,591
Stockholders’ equity	201,785	201,911
Total liabilities and stockholders’ equity	$575,113	$588,947

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Salem Communications Corporation Supplemental Information (in thousands)

	Three Months Ended
	March 31,
	2013	2014

Capital Expenditures	$2,343	$3,010

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$43,198	$45,427
Net broadcast revenue – acquisitions	49	149
Net broadcast revenue – dispositions	―	―
Net broadcast revenue – format changes	―	―
Total net broadcast revenue	$43,247	$45,576

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses
Broadcast operating expenses – same station	$29,448	$30,959
Broadcast operating expenses revenue – acquisitions	119	230
Broadcast operating expenses – dispositions	―	―
Broadcast operating expenses – format changes	―	―
Total broadcast operating expenses	$29,567	$31,189

Reconciliation of Same Station Operating Income to Total Station Operating Expenses
Station operating income – same station	$13,750	$14,468
Station operating income – acquisitions	(70)	(81)
Station operating income – dispositions	―	―
Station operating income – format changes	―	―
Total station operating income	$13,680	$14,387

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Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended
	March 31,
	2013	2014

Reconciliation of SOI and Internet and e-commerce Operating Income and Publishing Operating Income to Operating Income from Continuing Operations
Station operating income	$13,680	$14,387
Internet and e-commerce operating income	2,875	3,093
Publishing operating loss	(358)	(572)
Less:
Corporate expenses	(5,796)	(6,830)
Depreciation and amortization	(3,815)	(4,737)
Change in the estimated fair value of contingent earn-out consideration	―	(127)
(Gain) loss on the sale or disposal of assets	(4)	117
Operating income from continuing operations	$6,582	$5,331

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$11,227	$10,747
Less:
Stock-based compensation	(820)	(603)
Loss on early retirement of long-term debt	(27,721)	(8)
Discontinued operations, net of tax	(11)	―
Change in estimated fair value of contingent earn-out consideration	―	(127)
(Gain) loss on the sale or disposal of assets	(4)	117
EBITDA	(17,329)	10,126
Plus:
Interest income	21	15
Less:
Depreciation and amortization	(3,815)	(4,737)
Interest expense	(5,723)	(3,779)
Change in the fair value of interest rate swap	(429)	(1,096)
Provision for (benefit from) income taxes	8,682	(98)
Net income (loss)	$(18,593)	$431

Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$11,227	$10,747
Less:
Cash interest	(5,895)	(3,350)
Cash taxes	(23)	(8)
Capital expenditures	(2,343)	(3,010)
Free Cash Flow	$2,966	$4,373

Selected Debt Data	Outstanding at March 31, 2014	Applicable Interest Rate
Term Loan B (1)	$139,000	4.50%
Term Loan B (2)	150,000	5.52%
Revolver	2,318	5.25%

(1)

Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2)

Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.625% versus the Term Loan B debt floor of 1.00%.  The swap matures March 28, 2019.

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